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                                                                     Exhibit 5.2

                         [LETTERHEAD OF BP AMERICA INC.]

November 3, 2003

BP Capital Markets America Inc.             BP Capital Markets p.l.c.
4101 Winfield Road                          Breakspear Park
Warrenville, Illinois 60555                 Breakspear Way
                                            Hernel Hempstead
                                            Herts HP2 4UL England

BP p.l.c.
1 St. James's Square
London SW1Y 4PD England

BP Canada Finance Company                   BP Australia Capital Markets Limited
240 - 4th Avenue, S.W.                      (CAN 006 507 768)
Calgary, Alberta                            Level 29, The Tower
Canada, T2P 4H4                             Melbourne Central
                                            360 Elizabeth Street
                                            Melbourne 3000 Australia

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) guaranteed debt securities (the "Securities") of BP Capital Markets America Inc., a Delaware corporation (the "Company"); (ii) the guaranteed debt securities (the "Affiliate Securities") of BP Australia Capital Markets Limited, BP Capital Markets p.l.c., and BP Canada Finance Company (collectively, the "Affiliates", and each, an "Affiliate"), and (iii) the guarantees (the "Guarantees") of the Securities by BP p.l.c., an English corporation ("BP"); as counsel to the Company, and US counsel to BP and the Affiliates, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, I advise you that, in my opinion:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     (2) When the Registration Statement has become effective under the Act, the terms of the Securities and of their issue and sale have been duly established in conformity with

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             the Indenture relating to the Securities so as not to violate any applicable law or breach of any agreement binding upon the Company, the terms of the Guarantees have been duly established in conformity with the Indenture relating to the Securities, the Securities have been duly executed and authenticated in accordance with the Indenture relating to the Securities, the Guarantees have been endorsed on the Securities and executed as contemplated in the Indenture relating to the Securities, and the Securities have been issued and sold as contemplated in the Registration Statement:

             (a) the Securities will constitute valid and legally binding obligations of the Company, and

             (b) the Guarantees will constitute valid and legally binding obligations of BP,

             subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

     (3) When the Registration Statement has become effective under the Act, the terms of the Affiliate Securities and of their issue and sale have been duly established in conformity with the Indenture relating to the Affiliate Securities so as not to violate any applicable law or breach of any agreement binding upon the Affiliate issuing such Affiliate Securities, the terms of the Guarantees have been duly established in conformity with the Indenture relating to the Affiliate Securities, the Affiliate Securities have been duly executed and authenticated in accordance with such Indenture, the Guarantees have been endorsed on the Affiliate Securities and executed as contemplated in such Indenture, and the Affiliate Securities have been issued and sold as contemplated in the Registration Statement, and, only in the case of the Affiliate Securities of BP Australia Capital Markets Limited, the Indenture relating to the Affiliate Securities has been duly executed and delivered, the Affiliate Securities will constitute valid and legally binding obligations of the Affiliate issuing such Affiliate Securities, subject, in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

In rendering the opinions in paragraphs (2)(b) and (3) above, I have, with your approval,

     (i) relied as to all matters governed by the laws of England upon the opinions of P.B.P. Bevan delivered to BP and BP Capital Markets p.l.c. on this date,
     (ii) relied as to all matters governed by the laws of Australia upon the opinion of R.W. Venner delivered to BP Capital Markets Australia Limited on this date,
     (iii) relied as to all matters governed by the laws of Canada or Nova Scotia on the opinion of F. Swanson delivered to BP Canada Finance Company on this date.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading "Validity of Securities" in the Prospectus. In giving such

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consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

  /s/ D.B. Pinkert
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D.B. Pinkert
Assistant General Counsel
BP America Inc.